Exhibit 10.1

[***] CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS EXHIBIT AMENDMENT NO. 1 TO D-LUCIFERIN SUPPLY AGREEMENT

Xenogen Corporation, with a principal place of business at 860 Atlantic Avenue, Alameda, CA 94501 (“Xenogen”) and Biosynth International, Inc., with a principal place of business at 1665 West Quincy Avenue, Suite 155, Naperville, IL 60540 (“Biosynth”), (each a “Party” and collectively, the “Parties”), hereby amend that certain D-Luciferin Supply Agreement, dated December 31, 2001, by and between the Parties hereto (the “Agreement”), effective as of April     , 2004 (the “Amendment Date”).

WITNESSETH

WHEREAS, Xenogen and Biosynth entered into the Agreement; and

WHEREAS, in light of Xenogen’s opportunity to purchase D-Luciferin potassium salt at a lower price than stated in the Agreement, Distributor desires to revise its price to Xenogen.

NOW, THEREFORE, for and in consideration of the premises and covenants contained herein and pursuant to Section 5.5 of the Agreement, Xenogen and Distributor agree to amend the Agreement as follows:

1. Sections 1.2 is deleted in its entirety and replaced with, “Subject to the terms and conditions of this Agreement, Biosynth shall supply Xenogen with Luciferin, and Xenogen agrees to purchase from Biosynth all its requirements for Luciferin, with its goal being to order at least 3000 grams of Luciferin between the Amendment Date and the expiration of this Agreement.”

2. Section 1.4.1 is hereby amended by replacing “[***] per gram ([***]/gram)” with “[***] per gram ([***]/gram)”.

3. Section 1.8 is deleted in its entirety and replaced with:

Biosynth shall maintain a [***] reserve of Luciferin (at least [***]) in Naperville, IL for use by Xenogen in the event Biosynth in unable to produce and deliver quantities of Luciferin sufficient to meet Xenogen’s orders. Biosynth further agrees that it will cause Biosynth AG to reserve an additional [***] reserve of Luciferin (at least [***]) for Xenogen in Staadt, Switzerland for delivery to Xenogen in case of a failure in supply hereunder. The reserve amounts stated above in this Section 1.8 may be adjusted periodically by Xenogen to accommodate changes in its projected orders for Luciferin.

4. Section 4.1 is hereby deleted in its entirety and replaced with:

Unless terminated earlier pursuant to this Article 4, the term of this Agreement shall commence on the Effective date and continue in full force and effect for a period of three (3) years from the Amendment Date. Thereafter, the Parties may extend the term by mutual written agreement. Notwithstanding the foregoing, Biosynth agrees that Xenogen may terminate this Agreement without penalty or obligation to Biosynth if Xenogen ceases to use Luciferin, or if Biosynth is unable to reduce its price sufficiently in accordance with Section 1.4.2.

CONFIDENTIAL

SIGNATURES AND AGREEMENT

THIS AMENDMENT AND THE AGREEMENT AS AMENDED BY THIS AMENDMENT SETS FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF XENOGEN AND BIOSYNTH WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERCEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND WRITINGS IN RELATION THERETO. ALL MATERIAL REPRESENTATIONS AND WARRANTIES ON WHICH THE PARTIES HAVE RELIED IN CONNECTION WITH THE NEGOTIATION OF THIS AMENDMENT, IF ANY, ARE STATED EXPRESSLY IN THIS AMENDMENT.

Except as stated in this Amendment, all other elements of the original Agreement and Exhibits remain unchanged.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment.

XENOGEN CORPORATION		BIOSYNTH INTERNATIONAL, INC.

By:	/s/ MICHAEL J. STERNS, DVM	By:	/s/ CRAIG N. LUTHER

Name:	Michael J. Sterns, DVM	Name:	Craig N. Luther

Title:	VP and Chief Business Officer	Title:	Director of US Operations

Date:	5/19/04	Date:	5/20/04

CONFIDENTIAL